UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 27, 2004

                                   __________


                          VISHAY INTERTECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                      1-7416               38-1686453
           --------                      ------               ----------
 (State or Other Jurisdiction of       (Commission          (I.R.S. Employer
         Incorporation)                File Number)       Identification Number)

     63 Lincoln Highway, Malvern, PA                           19355-2120
 -------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                      (Zip code)

Registrant's telephone number, including area code   610-644-1300
                                                     ------------

         (Former name or former address, if changed since last report.)

Item 2.05 - Costs Associated with Exit or Disposal Activities

On August 27, 2004, Vishay Intertechnology, Inc. announced that it intends to close its Colmar, France small-signal diode assembly facility and transfer production to other Vishay facilities. The closure of the Colmar facility, expected to be completed by the end of the first quarter of 2005, is consistent with Vishay's on-going strategy to improve competitiveness and reduce costs by shifting production from high-labor-cost markets to lower-labor-cost markets.

The Colmar facility was acquired as part of Vishay's acquisition of General Semiconductor, Inc. in November 2001. At that time, Vishay planned to transfer certain product manufacturing from Colmar to other Vishay locations. The Company's plans have been expanded such that it will shift production of all products manufactured at Colmar.

Vishay expects to make severance payments to the 290 employees of the Colmar facility. The amount of the severance payments is subject to negotiation with the labor council which represents the employees. The Company is unable at this time to estimate the ultimate cost of the Colmar facility closure, and will file an amended Form 8-K upon determining the total expense to be incurred. Most of the severance payments are expected to be made by December 31, 2004, with a portion to be paid in the first half of 2005. Other exit costs for the Colmar facility are not expected to be significant. Vishay intends to move substantially all of the equipment from the Colmar facility to other Vishay locations, and does not presently anticipate any loss on the sale of the land or building.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vishay Intertechnology, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 31, 2004

                                    VISHAY INTERTECHNOLOGY, INC.

                                    By: /s/ Richard N. Grubb
                                       --------------------------------
                                    Name:  Richard N. Grubb
                                    Title: Executive Vice President and
                                           Chief Financial Officer